UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND INC.
(Exact name of registrant as specified in its charter)

Maryland	32-0073608
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

605 Third Avenue, 2nd Floor, New York, New York 10158
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of Common Stock, $0.0001 Par Value Per Share	NYSE Amex

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-165587

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:  Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is incorporated herein by reference to the description contained in the Proxy Statement and Prospectus filed under Rule 497 under the Securities Act of 1933, as amended (File No. 333-165587), as filed electronically with the Securities and Exchange Commission on May 13, 2010 (Accession No. 0000898432-10-000702).

Item 2:  Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 23rd day of July, 2010.

Neuberger Berman High Yield Strategies Fund Inc.

By: /s/ Robert Conti
Name:	Robert Conti
Title:	President